Exhibit 10.1

RETIREMENT TRANSITION AGREEMENT

This Retirement Transition Agreement (“Agreement”) is entered into by and between Texas Capital Bancshares, Inc. (“TCBI”), which is the holding company of Texas Capital Bank, N.A. (“TCB”) (TCBI and TCB collectively, the “Company”), and Vince Ackerson (“Executive”). The Company and Executive are referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Executive has been employed by the Company as TCB’s President, Texas and Chief Lending Officer;
WHEREAS, Executive and the Company entered into the Amended and Restated Executive Employment Agreement dated December 18, 2014 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A and which, except for the Surviving Provisions set forth below, shall terminate as of the Separation Date (as defined in Section 1 below);
WHEREAS, Executive and the Company entered into (i) that certain Performance Award Agreement under the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan dated February 12, 2019 with respect to 11,048 restricted stock units (5,524 of which are subject to performance-based vesting and 5,524 of which are subject to time-based vesting) (the “2019 RSUs”); (ii) that certain Performance Award Agreement under the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan dated March 27, 2018 with respect to 5,754 restricted stock units (2,877 of which are subject to performance-based vesting and 2,877 of which are subject to time-based vesting) (the “2018 RSUs”) (iii) that certain Performance Award Agreement under the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan dated March 22, 2017 with respect to 5,038 restricted stock units (2,519 of which are subject to performance-based vesting and 2,519 of which are subject to time-based vesting) (the “2017 RSUs”); and (iv) that certain Performance Award Agreement under the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan dated September 28, 2016 with respect to 9,996 restricted stock units (4,998 of which are subject to performance-based vesting and 4,998 of which are subject to time-based vesting) (the “2016 RSUs”); (collectively with the award agreements for the grants described in Section 2(a)(ii) below the, “Award Agreements,” with all restricted stock units subject to performance-based vesting collectively referred to herein as “Performance RSUs” and all restricted stock units subject to time-based vesting collectively referred to herein as “Time-Based RSUs”);
WHEREAS, Executive believes it is appropriate to transition out of his position as TCB’s President, Texas and Chief Lending Officer effective as of August 31, 2019 and to retire from employment with the Company effective as of the Separation Date;
WHEREAS, the Parties desire to set forth Executive’s separation benefits and obligations and to finally, fully and completely resolve all matters arising from or during Executive’s employment, any benefits, bonuses and compensation connected with such employment and all other matters that the Parties may have for any reason; and
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.    End of Executive’s Employment. Executive agrees that during the period commencing on the Effective Date (defined in Section 17 below) and ending on the Separation Date, Executive shall assist with the transition of Executive’s current duties and responsibilities. Executive agrees that as of August 31, 2019 he shall no longer serve as President, Texas and Chief Lending Officer and shall accept the position of Vice Chairman of the Company. Executive’s employment with the Company shall terminate on August 31, 2021 (or other such date on which Executive’s employment terminates prior to August 31, 2021 as provided for in the Employment Agreement) (the "Separation Date"). The Company shall continue to employ Executive until the Separation Date, and his salary and all benefits will remain unchanged until such date. Executive agrees that his services shall be available to the Company as needed through the Separation Date and will be subject to the same standards of conduct and performance applicable to all officers and managers of the Company. All of Executive’s positions with the Company and its affiliates, including all officer positions and positions as a member of board of directors of the Company (or any of its affiliates or subsidiaries) on which Executive was serving immediately prior to the Separation Date, shall terminate effective as of the Separation

Date. Executive shall execute all documents and take such further steps as may be required to effectuate his resignation and termination as contemplated by this Section 1. Executive shall not perform any work, and shall not make any representations or execute any documents, or take any other actions, on behalf of the Company as of the Separation Date. Notwithstanding the foregoing, Executive agrees to cooperate fully and provide assistance, at the request of the Company, in the orderly transitioning of Executive’s duties and responsibilities to such other persons as the Company shall designate and agrees to thoroughly and diligently perform those duties and actions which are necessary or appropriate to cause such orderly transition. Executive acknowledges and agrees that Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Section 1 other than the compensation and benefits provided for in this Agreement. Executive agrees that this Agreement fully supersedes any and all prior agreements relating to Executive’s employment with the Company, except for the Surviving Provisions.
2.    Consideration.
(a)Prior to the Separation Date, Executive shall continue to receive his base salary and other benefits in accordance with the terms of the Employment Agreement, including (i) an annual cash incentive bonus with respect to 2019 (subject to achievement of any established performance metrics applicable to the named executive officer bonuses for 2019) and 2020 (subject to achievement of any established performance metrics applicable to the named executive officer bonuses for 2020), each to be paid at the time bonuses are paid to the Company’s then named executive officers and (ii) annual equity incentive grants in (A) 2020 with respect to the fiscal year ending December 31, 2019 (50% of which will be subject to time-based vesting and 50% of which will vest subject to the achievement of any established performance metrics applicable to the named executive officer equity awards granted in 2020) (the “2020 RSUs”); and (B) 2021 with respect to the fiscal year ending December 31, 2020 (100% of which will be subject to time-based vesting over three years from the date of grant and the value of which on the date of grant will be equal to 100% of Executive’s then-base salary) (the “2021 RSUs”), each of the grants in (A) and (B) to be granted at the same time equity awards are granted to the Company’s then named executive officers and subject to the Company’s form of award agreement;
(b)Provided that Executive complies with this Agreement and the Surviving Provisions and does not revoke this Agreement under Section 17, and executes the attached Exhibit B on (but not before) the Separation Date or within seven (7) days following the Separation Date and does not revoke it, in consideration of Executive’s execution of this Agreement and promises herein, including, without limitation, the release of claims against the Company, the Company shall pay Executive the following:
(i)A cash payment equal to (A) eighteen (18) months of Executive’s base salary as in effect on the Separation Date, plus (B) a cash payment equal to the average of the annual cash bonuses paid to Executive by the Company for the two (2) full bonus plan years prior to his Separation Date, payable in equal semi-monthly installments for a period of eighteen (18) months (the “Severance Period”) in accordance with the Company’s regular payroll practices, (collectively, the amounts in clauses (A) and (B) are referred to herein as the “Cash Severance Payments”), beginning on the first payroll date coinciding with or next following the date that is sixty (60) days after the Separation Date, provided that, (1) as required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (as described in Section 2(f) below), the first six (6) months of such payments shall be delayed until the earlier of (x) March 1, 2022 (which is the first day of the seventh month following the Separation Date); or (y) the date of Executive’s death following the Separation Date, and after the delay in (x) or (y), any installments that would have been made during such period shall be paid to Executive or Executive’s beneficiary in one lump sum on the Company’s first payroll date that is on or after March 1, 2022 (together with accrued interest thereon in accordance with Section 2(f)) and (2) the remaining installments shall be paid in accordance with the Company’s regular payroll practices beginning with the Company’s first payroll period after March 1, 2022 for the remainder of the Severance Period;
(ii)Continued medical insurance benefits for the Severance Period, at the Company’s expense, either under the Company’s group health plan (subject to Executive’s timely election of continuation coverage under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”)) or through the payment of premiums by the Company for a Medicare supplement plan if Executive is eligible for Medicare during the Severance Period. For purposes of clarity,

Executive shall be eligible to elect COBRA coverage to be effective as of the Separation Date so that there is no break in Executive’s group health care coverage;
(iii)With respect to the 2019 RSUs, the 2020 RSUs and 2021 RSUs, the unvested portion of the 2019 RSUs, 2020 RSUs and 2021 RSUs (collectively, the “Unvested Units”) shall not be forfeited upon Separation Date and instead, such Unvested Units shall continue to be subject to the vesting provisions set forth in the Award Agreements with respect to the Unvested Units as if Executive had remained employed by the Company (with shares of the Company’s common stock being delivered on the original Vesting Dates (as defined in each of the applicable Award Agreements)), with Performance RSUs subject to achievement of the applicable performance conditions. The Company agrees to provide Executive with written notice of the achievement of applicable performance metrics and targets and the vesting payment calculations with respect to a specific award at the same time (or as soon as administratively practicable after) the Company notifies its named executive officers of such achievement and calculations; and
(iv)On or within thirty (30) days of the Separation Date, the Company will pay Executive a one-time lump sum payment of $20,000 for Executive’s use in paying his out-of-pocket legal fees and reasonable expenses incurred by Executive in connection with the preparation and negotiation of this Agreement and paying any expenses Executive incurs after the Separation Date for any office and administrative expenses.
The Company shall have no obligation to pay the amounts or provide the benefits described in this Section 2(b) unless Executive executes and does not revoke this Agreement and Exhibit B. All amounts payable pursuant to this Section 2(b) shall be subject to applicable taxes and withholdings. The amounts payable pursuant to this Section 2(b) shall not be treated as compensation under the Company’s 401(k) Plan or any other retirement plan. Executive acknowledges and agrees that Executive is not otherwise entitled to the amounts and benefits set forth in this Section 2(b).
(c)In the event Executive fails to timely execute this Agreement, or revokes this Agreement in accordance with Section 17 below, Executive will only receive his base salary through his Separation Date, any accrued but unused paid time off, and unreimbursed business expenses in accordance with the Company’s policies.
(d)Other than the compensation and payments provided for in this Agreement and any vested account balances under the Company’s 401(k) plan and nonqualified deferred compensation plan, Executive shall not be entitled to any additional compensation, bonuses, payments, grants, options or benefits under any agreement or any benefit plan, long term incentive plan, short term incentive plan, severance plan or bonus or incentive program established by the Company.
(e)Notwithstanding anything to the contrary contained herein, and except as otherwise provided by Section 2(f) and subject to and conditioned upon, the execution and delivery by Executive of the Release:
(i)In the event Executive’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or due to Executive’s permanent Disability prior to the Separation Date; Executive shall be entitled to receive the payments in Section 2(b) at the times and in the forms set forth in Section 2(b)(i) above. For purposes of this Section 2(e), “Disability” means that Executive is incapacitated due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Company in its reasonable discretion.
(ii)In the event Executive’s employment with the Company is terminated due to his death prior to the date that all Cash Severance Payments have been paid to Executive pursuant to Section 2(b)(i) above, any unpaid Cash Severance Payments shall be paid to Executive’s estate on the date that is thirty (30) days after the date of Executive’s death.
(iii)In the event a Change in Control (as defined in the LTIP) occurs prior to the Separation Date, then (A) in lieu of the amount set forth in Section 2(b)(i)(A), Executive shall be eligible to receive 2.5 times Executive’s average annual base salary as in effect for the two years immediately preceding such Change in Control, and (B) in lieu of the amounts set forth in Sections 2(b)(i)(B), Executive shall be eligible to receive an amount equal to 2.5 times Executive’s average bonus in effect for the two years immediately preceding the Change in Control. If the Change in Control qualifies as a “change in control” for purposes of Section 40

9A of the Code and the Separation Date occurs within eighteen (18) months following the Change in Control, the amounts described in this Section 2(e)(iii) shall be paid to Executive in a lump sum within thirty (30) days of the Separation Date (or such later date that may be required by Section 2(f) below) and, if such Change in Control does not so qualify, such amounts shall be paid in equal monthly installments for a period of twelve (12) months in accordance with the Company’s regular payroll practices, beginning on the first payroll date coinciding with or next following the date that is sixty (60) days after the Separation Date (or such later date that may be required by Section 2(f) below) and in all cases, provided that Executive complies with this Agreement and the Surviving Provisions and does not revoke this Agreement under Section 17, and executes the attached Exhibit B.
(iv)In the event a Change in Control (as defined in the LTIP) occurs after the Separation Date and prior to the date that all Cash Severance Payments have been paid to Executive pursuant to Section 2(b)(i) above, any unpaid Cash Severance Payments shall be paid to Executive on the first payroll date that is on or after the later of (i) the effective date of the Change in Control or (ii) the sixtieth (60th) day following the date of termination.
(f)    To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code; (ii) Executive is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (iii) at the time of Executive’s separation from service the Company is publicly traded (as defined in Section 409A of Code), then such payments (other than any payments permitted by Section 409A of the Code to be paid within six (6) months of Executive’s separation from service) shall not be made until the earlier of (x) March 1, 2022 (which is the first day of the seventh month following the Separation Date); or (y) the date of Executive’s death following such separation from service. During any period that payment or payments to Executive are deferred pursuant to this Section 2(f), Executive shall be entitled to interest on the deferred payment or payments at a per annum rate equal to Federal-Funds rate as published in The Wall Street Journal on the date of Executive’s termination of employment with the Company. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 2(f) (together with accrued interest thereon) shall be paid to Executive or Executive’s beneficiary in one lump sum on the Company’s first payroll date that is on or after March 1, 2022.
3.    Mutual Release.
(a)    By Executive. In consideration of the promises of the Company provided herein, including, without limitation, the consideration provided for in Section 2(b), and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Executive acknowledges, Executive, on Executive’s own behalf and on behalf of Executive’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Executive Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company and all of its affiliates, subsidiaries and each of their respective past, present and future parents, owners, officers, directors, shareholders, members, executives, employees, consultants, independent contractors, partners, agents, attorneys, advisers, insurers, fiduciaries, employee benefit plans, representatives, successors and assigns (each, a “Company Released Party” and collectively, the “Company Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, fringe benefits, reinstatement, reemployment, equity, restricted stock units, compensatory damages, punitive damages, or any other kind of damages, which any of the Executive Releasing Parties have, had or may have against any of the Company Released Parties relating to or arising out of any matter arising on or before the date this Agreement is executed by Executive. Such released Claims include, without limitation, all Claims arising from or relating to Executive’s employment with the Company or the termination of that employment relationship or any circumstances related thereto, the Employment Agreement, or any other matter, cause or thing whatsoever, including without limitation all Claims arising at law or equity or sounding in contract (express or implied) or tort, Claims arising by statute, common law or otherwise, Claims arising under any federal, state, county or local laws, of any jurisdiction, including Claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, Claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, and Claims for discrimination, retaliation, sexual harassment and Claims arising under any laws that prohibit age, sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, Claims under the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Texas Labor Code, the Texas Payday Law, the Texas Commission on Human Rights or Chapter 21, any statute or laws of the State of Texas, any other similar or equivalent federal or state laws, any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute law or ordinance, and any other Claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. Except as required by law, Executive agrees that Executive will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Company Released Parties arising from, concerned with, or otherwise relating to, in whole or in part, Executive’s employment, the terms and conditions of Executive’s employment, or Executive’s separation from employment with the Company or any of the matters or Claims discharged and released in this Agreement. This release shall not apply to any of the Company’s obligations under this Agreement.
(b)    By the Company. In consideration of the mutual promises contained in this Agreement, including Executive’s release of claims, which is in addition to anything of value to which the Company is already entitled, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive Released Parties relating to or arising out of his employment, compensation and terms and conditions of employment, separation from employment, or retirement up through the Effective Date. This release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws; or any other statutory or common law claims related to relating to or arising out of Executive’s employment, separation from employment, or retirement for any period up to and including the Effective Date. This release shall not apply to any of Executive’s obligations under this Agreement.
4.    No Interference. Nothing in this Agreement is intended to interfere with Executive’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Executive further acknowledges that nothing in this Agreement is intended to interfere with Executive’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Executive hereby waives the right to recover any damages or benefits in any proceeding Executive may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on Executive’s behalf with respect to any Claim released in this Agreement; except that Executive does not waive any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or similar provision.

5.    No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Executive of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the Parties specifically deny and disclaim that either has any liability to the other, but are willing to enter this Agreement at this time to definitely resolve once and forever this matter and to avoid the costs, expense, and delay of litigation.
6.    Known Violations. Executive represents and warrants that Executive is not aware of any illegal acts committed by or on behalf of the Company and represents that if Executive is or had been aware of any such conduct, that Executive has properly reported the same to a member of the executive leadership team in writing. Executive further represents and warrants that Executive is not aware of any (i) violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, or (ii) any facts, basis or circumstances relating to any alleged violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind. If Executive learns of any such information, Executive shall immediately inform the Company’s Chief Executive Officer.
7.    Return of Company Property. Within three (3) days of the Separation Date, Executive shall, to the extent not previously returned or delivered, without copying or retaining any copies: (a) return all equipment, records, files, documents, data, computer programs, programs or other materials and property in Executive’s possession which belong to the Company or any one or more of its affiliates, including, without limitation, all computer access codes, messaging devices, credit cards, cell phones, laptops, computers and related equipment, keys and access cards; and (b) deliver all original and copies of Confidential Information (defined in Section 6(b) of the Employment Agreement), notes, materials, records, reports, plans, data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise or on Executive’s personal computer or any other media) that relate or refer to (1) the Company or any one or more of its affiliates, or (2) the Company’s or any one or more of its affiliates’ financial information, financial data, financial statements, business information, strategies, sales, customers, suppliers, Confidential Information or similar information. Should Executive later discover additional items described or referenced in subsections (a) or (b) above, Executive will promptly notify the Company and return/deliver such items to the Company.
8.    Non-Disclosure and Protective Covenants. Executive acknowledges and agrees to honor and abide by his non-disclosure, non-competition and non-solicitation obligations in Section 6 of the Employment Agreement and Section 5 of the Award Agreements (Section 6, Section 8(c) and Section 10 of the Employment Agreement and Section 5 of the Award Agreements are referred to herein as the “Surviving Provisions” and shall survive the termination of the Employment Agreement and the Award Agreements and shall remain in full force and effect).
9.    Cooperation. As a further material inducement to the Company to pay Executive the consideration in Section 2(b), Executive hereby agrees to provide Executive’s full cooperation, at the request of the Company, with any of the Released Parties in any and all lawsuits, investigations or other legal, equitable or business matters or proceedings which involve any matters for which Executive worked on or had responsibility during Executive’s employment with the Company. Executive also agrees to be available to the Company and its representatives (including attorneys) to provide general advice or assistance as requested by the Company. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Executive. Specifically, Executive agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party; and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. Executive acknowledges and understands that Executive’s obligations of cooperation under this Section 9 are not limited in time and may include, but shall not be limited to, the need for or availability for testimony. Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Section 9 other than the compensation and benefits provided for in this Agreement, provided that Executive shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in fulfilling Executive’s obligations pursuant to subsections (i) and (ii) above.

10.    No Assignment of Claims. Executive represents that Executive has not transferred or assigned, to any person or entity, any claim involving the Company or the Released Parties, or any portion thereof or interest therein. The Parties acknowledge and agree that nothing in this Agreement shall prohibit payment of any amounts due to Executive under this Agreement to Executive’s estate or legal guardian.
11.    Binding Effect of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, executors, administrators, heirs and estates. The Released Parties are third-party beneficiaries of this Agreement.
12.    Controlling Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas, without regard to any conflict of law principles. The Company and Executive agree that the language in this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the Parties.
13.    Venue. Section 10(b) of the Employment Agreement shall govern any dispute relating to or arising out of this Agreement, except that the Company may seek injunctive relief in a court of law to enforce the non-disclosure and protective covenants in Section 6 of the Employment Agreement and Section 5 of the Award Agreements.
14.    Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any government agency or court of competent jurisdiction that Section 3 above is illegal or invalid, Executive agrees to execute a valid and enforceable general release.
15.    Breach of Agreement. In the event Executive breaches any portion, or challenges the enforceability, of this Agreement, Section 6 of the Employment Agreement, or Section 5 of the Award Agreements, the Company may, in its sole discretion (a) recover all or any portion of the amounts in Section 2(b) already paid to Executive from the date of such breach; (b) to the extent any amount in Section 2(b) has not been paid to Executive in full, terminate the remaining amounts and Executive will not be entitled to receive the any further payments; (c) recover attorneys’ fees, expenses and costs the Company incurs in such action, and/or (d) recover any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement.
16.    Knowing and Voluntary Waiver. Executive acknowledges that Executive has had an opportunity to review all aspects of this Agreement, the Company is advising and has advised Executive in writing (i.e., through this Agreement) to consult with an attorney of Executive’s own choosing at Executive’s cost, regarding the effect of this Agreement, and Executive has had a reasonable opportunity to do so, if so desired. Executive understands it is Executive’s choice whether or not to enter into this Agreement and that Executive’s decision to do so is voluntary and is made knowingly. Executive acknowledges and understands that this Agreement specifically releases and waives all rights and claims Executive may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which Executive signs this Agreement. Furthermore, Executive acknowledges that the promises and benefits provided for in Section 2 of this Agreement will be delayed until this Agreement and Exhibit B becomes effective, enforceable and irrevocable.
17.    Time for Consideration. Executive has knowingly and voluntarily entered into this Agreement, and acknowledges that Executive has been given a period of twenty-one (21) days from the date Executive received this Agreement to review and consider this Agreement before executing it. Executive understands that Executive has the right to use as much or as little of the twenty-one (21) day period as Executive wishes before executing this Agreement. Accordingly, Executive understands Executive may execute this Agreement as soon as Executive wishes to execute it within the twenty-one (21) day period. The signed Agreement must be returned to the Company, ATTN: Cara McDaniel, 2000 McKinney Ave., Suite 700, Dallas, TX 75201, before the end of such twenty-one (21) day period. Executive further understands that Executive may revoke this Agreement within seven (7) days after signing it, in which case this Agreement and the obligations herein are null and void. Revocation is only effective if Executive delivers a written notice of revocation to the Company, ATTN: Cara McDaniel, 2000 McKinney Ave., Suite 700, Dallas, TX 75201, within seven (7) days after executing the Agreement. Executive understands that the Company’s obligations under this Agreement do not become effective until after the seven (7) day revocation period has expired. This Agreement will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by Executive (the “Effective Date”).

18.    Entire Agreement. This Agreement, the Surviving Provisions, the Award Agreements, the Officer Indemnification Agreement by and between the Company and Executive dated October 17, 2014 (the “Indemnification Agreement”) and Exhibit B (Form of Waiver and Release of Claims - Mutual Release) constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof, and fully supersede all prior and contemporaneous negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether oral or written, pertaining to or concerning the subject matter of this Agreement, including, without limitation, the Employment Agreement. The Company and Executive acknowledge and agree that the Award Agreements and Indemnification Agreement shall remain in full force and in effect after the Separation Date and that their respective obligations and duties thereunder are not in any way modified or superseded by this Agreement, except as otherwise provided specifically by Section 2 above. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all Parties to this Agreement.
19.    Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, Executive specifically disclaims that Executive is relying upon or has relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.
20.    No Waiver. Failure of the Company to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of the Company’s rights hereunder shall be effective unless it is in writing and signed by the Company. The Company’s waiver of any provision of the Agreement shall not constitute (i) a continuing waiver of that provision, or (ii) a waiver of any other provision of this Agreement. Furthermore, no waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.
21.    Counterparts. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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PLEASE READ CAREFULLY - THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS, INCLUDING A RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. BEFORE SIGNING THIS AGREEMENT, YOU MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS THIS AGREEMENT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).
MY SIGNATURE BELOW MEANS THAT I HAVE READ THIS AGREEMENT AND AGREE AND CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.

ACCEPTED AND AGREED TO BY:
EXECUTIVE

___________________________________
Vince Ackerson
___________________________________
Date

TEXAS CAPITAL BANCSHARES, INC.
TEXAS CAPITAL BANK, N.A.

By:    _____________________________

Title:    _____________________________

Date:    _____________________________

EXHIBIT A

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
DATED DECEMBER 18, 2014

EXHIBIT B
FORM OF WAIVER AND RELEASE OF CLAIMS
MUTUAL RELEASE
This Mutual Release (“Release”), effective as of the date described in Section 6 below (the “Effective Date”), is made and entered into by and between Vince Ackerson (“Executive”) and Texas Capital Bancshares, Inc., (“TCBI”), which is the holding company of Texas Capital Bank, N.A. (“TCB”) (TCBI and TCB collectively, the “Company”). Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Retirement Transition Agreement and Release entered into ________________, 2019 by and between TCB and Executive (the “Agreement”).
WHEREAS, Executive and the Company are parties to the Agreement; and
WHEREAS, Section 2(b) of the Agreement provides that Executive is entitled to certain payments and benefits if he signs a release of claims agreement;
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are acknowledged, Executive and the Company agree as follows:
1.    Mutual Release.
(a)    By Executive. In consideration of the mutual promises contained in the Agreement, including the Company’s promises to pay Executive consideration under Section 2(b) of the Agreement, which are in addition to anything of value to which Executive is already entitled, and the Company’s mutual release of claims in this Release, Executive, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges the Company and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns (collectively, the “the Company Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against the Company Released Parties relating to or arising out of his employment, compensation and terms and conditions of employment, separation from employment, or retirement, or any terms of the Agreement in effect prior to the Separation Date, from the Effective Date and up to and including the date of this Release. This Release includes, without limitation, (i) claims at law or equity, or (ii) claims sounding in contract (express or implied) or tort, (iii) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, hostile work environment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act Amendments Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. §1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Genetic Information and Nondiscrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, Section 1558 of the Patient Protection and Affordable Care Act of 2010, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Texas Commission on Human Rights Act or Chapter 21 of the Texas Labor Code (as amended and renamed from time to time), any federal, state, local or municipal whistleblower protection, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction), (iv) claims arising under the Employee Retirement Income Security Act (except any employee benefits or employee participation rights as contained in the Agreement), or (v) any other statutory or common law claims related to or arising out of his employment, compensation and terms and conditions of employment, separation from employment, retirement, or any terms of the Agreement in effect up through the date of this Release’s execution. Executive further represents that, as of the date of Executive’s execution of this Release, Executive has not been the victim of any illegal or wrongful acts by the Company or any of the Company Released Parties, including, without limitation, discrimination, retaliation, harassment, or any other wrongful act based on any legally protected characteristic.
(b)    By the Company. In consideration of the mutual promises contained in the Agreement, including Executive’s release of claims, which is in addition to anything of value to which the Company is already entitled, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive Released Parties relating to or arising out of his employment, compensation and terms and conditions of employment, separation from employment, retirement, or any terms of the Agreement in effect up through the date of this Release’s execution. This Release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws; or any other statutory or common law claims related to relating to or arising out of Executive’s employment, separation from employment, retirement, or any terms of the Agreement in effect prior to the Separation Date from the Effective Date and up to and including the date of this Release.
2.    No Interference. Nothing in this Release is intended to interfere with Executive’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Executive further acknowledges that nothing in this Release is intended to interfere with Executive’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Release, Executive hereby waives the right to recover any damages or benefits in any proceeding Executive may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on Executive’s behalf with respect to any claim released in this Agreement; except that Executive does not waive any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or similar provision.
3.    No Admission of Liability. Executive understands and agrees that this Release shall not in any way be construed as an admission by the Company Released Parties of any unlawful or wrongful acts whatsoever against Executive or any other person. The Company Released Parties specifically disclaim any liability to or wrongful acts against Executive or any other person. The Company understands and agrees that this Release shall not in any way be construed as an admission by the Executive Released Parties of any unlawful or wrongful acts whatsoever against the Company or any other person. The Executive Released Parties specifically disclaim any liability to or wrongful acts against the Company or any other person.
4.    Knowing and Voluntary Waiver. Executive acknowledges that Executive has had an opportunity to review all aspects of this Release, the Company is advising him in writing and has previously advised him in writing that he should consult an attorney of his own choosing regarding the effect of this Release, and Executive has had a reasonable opportunity to do so, if desired. Executive understands it is Executive’s choice whether or not to enter into this Release and that Executive’s decision to do so is voluntary and is made knowingly. Executive acknowledges and understands that this Release specifically releases and waives all rights and claims Executive may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which Executive signs this Release.
5.    Time for Consideration. Executive acknowledges that he has been given a period of twenty-one (21) calendar days within which to review and consider the provisions of this Release. Executive understands that if he does not sign this Release before the twenty-one (21) calendar day period expires, the consideration provided for in Section 2(b) of the Agreement and this Release will be withdrawn automatically and the Company’s obligations in Section 2(b) of the Agreement will be null and void.
6.    Revocation Period. Executive understands and acknowledges that he has seven (7) calendar days following the execution of this Release to revoke his acceptance of this Release, in which case the provisions in Section 2(b) of the Agreement, are null and void. Revocation is only effective if Executive delivers a written notice of revocation to the Company, ATTN: Cara McDaniel, 2000 McKinney Ave., Suite 700, Dallas, TX 75201, within seven (7) days after execution of this Release. Executive understands that the Company’s obligations under Section 2(b) of the Agreement do not become effective until after the seven (7) day revocation period has expired without Executive’s revocation. This Release will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by Executive (the “Effective Date”). If Executive does not revoke the Release within the revocation period, the Company shall commence the payments under Section 2(b) of the Agreement in accordance with the terms of the Agreement.
7.    No Prior Representations or Inducements; Entire Agreement. This Release sets forth the entire agreement between the parties concerning the subject matter in this Release, and fully supersedes any and all prior agreements, promises, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Release and Executive’s employment with the Company, apart from the Agreement, the Award Agreements and the Officer Indemnification Agreement by and between the Company and Executive dated October 17, 2014 (the “Indemnification Agreement”). The Company and Executive acknowledge and agree that the Award Agreements and the Indemnification Agreement shall remain in full force and in effect after the Separation Date and that their respective obligations and duties thereunder are not in any way modified or superseded by this Release. Executive represents and acknowledges that in executing this Release, he does not rely, and has not relied, upon any prior oral or written communications, promises, statements, agreements, inducements, understandings or representations by the Company or any of the Company Released Parties, except as expressly contained in this Release or the Agreement. No oral statements or other prior written material not specifically incorporated into the Agreement or this Release shall be of any force and effect. The parties are entering into this Release based on their own judgment.
8.    Choice of Law. This Release shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas. Executive and the Company agree that the language of this Release shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.
9.    Venue. Section 10(b) of the Employment Agreement shall govern any dispute relating to or arising out of this Release.
10.    Severability. The Company and Executive agree that should a court declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release will not be affected and any illegal or invalid part, term, or provision, will not be deemed to be a part of this Release.
11.    Known Violations. Executive represents and warrants that Executive is not aware of any illegal acts committed by or on behalf of the Company and represents that if Executive is or had been aware of any such conduct, that Executive has properly reported the same to a member of the executive leadership team in writing. Executive further represents and warrants that Executive is not aware of any (i) violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, or (ii) any facts, basis or circumstances relating to any alleged violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind. If Executive learns of any such information, Executive shall immediately inform the Company’s Chief Risk Officer.
12.    Counterparts. The Company and Executive agree that this Release may be executed in any number of counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

{Remainder of Page Intentionally Left Blank}

PLEASE READ CAREFULLY - THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS, INCLUDING A RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. BEFORE SIGNING THIS AGREEMENT, YOU MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS THIS AGREEMENT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

MY SIGNATURE BELOW MEANS THAT I HAVE READY THIS RELEASE AND AGREE AND CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THIS RELEASE.
IN WITNESS WHEREOF, the Company and Executive hereto evidence their agreement by their signatures.

ACCEPTED AND AGREED TO BY:

EXECUTIVE

___________________________________
Vince Ackerson

___________________________________
Date

TEXAS CAPITAL BANCSHARES, INC.
TEXAS CAPITAL BANK, N.A.

By:    _____________________________

Title:    _____________________________

Date:    _____________________________